Exhibit 4.2

NVENT FINANCE S.à R.L.,
as the Company,

NVENT ELECTRIC PLC,
as Existing Guarantor,

HOFFMAN SCHROFF HOLDINGS, INC.,

as New Guarantor,

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

SIXTH SUPPLEMENTAL INDENTURE
Dated as of February 16, 2026

THIS SIXTH SUPPLEMENTAL INDENTURE (the “Sixth Supplemental Indenture”) is dated as of February 16, 2026 among Nvent Finance S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) with a registered office at 26, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under number B 219.846 (the “Company”), NVENT ELECTRIC PLC, an Irish public limited company (“Existing Guarantor”), HOFFMAN SCHROFF HOLDINGS, INC., a Delaware corporation (“New Guarantor”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as successor to U.S. Bank National Association (the “Trustee”).

RECITALS

A.            The Company, Existing Guarantor, and the Trustee have heretofore executed and delivered an Indenture, dated as of March 26, 2018, as supplemented by the Third Supplemental Indenture, dated as of April 30, 2018 (as so supplemented and as otherwise amended, supplemented, or otherwise modified prior to the date hereof, the “Indenture”), to provide for the issuance by the Company from time to time of unsubordinated debt securities evidencing its unsecured indebtedness and the guarantee of such securities by Existing Guarantor to the extent described therein.

B.            Section 9.01(b) of the Indenture provides that the Company, any Guarantor of a series and the Trustee from time to time and at any time may enter into one or more supplemental indentures in conformity with the Trust Indenture Act as then in effect, without the consent of the holders of any series of Securities, to add an additional obligor on the Securities or to add a Guarantor of any outstanding series of Securities.

C.            New Guarantor is an indirect wholly-owned Subsidiary of Existing Guarantor and of the Company, and benefits from the issuance of Securities under the Indenture from time to time.

D.            The Company and Existing Guarantor have requested that the Trustee enter into this Sixth Supplemental Indenture to add New Guarantor as a Guarantor under the Indenture, including, without limitation, in respect of all Securities outstanding as of the date hereof (each an “Outstanding Security” and, collectively, the “Outstanding Securities”).

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company, Existing Guarantor, New Guarantor and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time as follows:

1.	Capitalized Terms. Capitalized definitional terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.	Addition of New Guarantor; Guarantee of Outstanding Securities by New Guarantor. For value received, upon the effectiveness of this Sixth Supplemental Indenture:

a.	unless otherwise specified in the terms of a series of Securities under the Indenture, New Guarantor is named hereby as a Guarantor with respect to each series of Securities issued under the Indenture from time to time and shall constitute a “Guarantor” for all purposes under the Indenture, including, without limitation, as provided in Article XV thereof; and

b.	in furtherance of the foregoing, New Guarantor hereby absolutely, unconditionally, and irrevocably guarantees (i) to each Holder of any Outstanding Security the payment of principal of, premium, if any, and interest and any Additional Amounts, if any, on, such Outstanding Security in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of such Outstanding Security, if lawful, to the Holder of such Outstanding Security and the Trustee on behalf of the Holders, and (ii) to the Trustee all amounts owed to the Trustee under the Indenture, in each case in accordance with and subject to the terms and limitations of such Outstanding Security and Article XV of the Indenture.

3.	Ratification of Indenture; Sixth Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Sixth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4.	Concerning the Trustee. In carrying out the Trustee's responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture. The recitals contained in this Sixth Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible for and makes no representations as to (i) the validity or sufficiency of this Sixth Supplemental Indenture, (ii) the proper authorization hereof by Existing Guarantor, New Guarantor and the Company by action or otherwise, (iii) the due execution hereof by Existing Guarantor, New Guarantor and the Company, or (iv) the consequences of any amendment herein provided for.

5.	Governing Law. This Sixth Supplemental Indenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without regard to conflicts of law principles (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) that would require the application of any other law. This Sixth Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939 that are required to be part of this Sixth Supplemental Indenture and shall, to the extent applicable, be governed by such provisions. The application of articles 470-1 to 470-19 of the Luxembourg law on commercial companies dated 10 August 1915, as amended, to the Indenture is excluded.

6.	Separability. In case any one or more of the provisions contained in this Sixth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Sixth Supplemental Indenture, but this Sixth Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

7.	Counterparts. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Sixth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Sixth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Sixth Supplemental Indenture for all purposes. Delivery of an executed counterpart of a signature page to this Sixth Supplemental Indenture by telecopier, facsimile, or other electronic transmission (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act, or other applicable law) shall be effective and valid as delivery of a manually executed counterpart thereof and shall be deemed to be their original signatures for all purposes.

8.	Legal, Valid and Binding Obligation. Existing Guarantor, New Guarantor and the Company hereby represent and warrant that, assuming the due authorization, execution, and delivery of this Sixth Supplemental Indenture by the Trustee, this Sixth Supplemental Indenture is the legal, valid, and binding obligation of Existing Guarantor, New Guarantor and the Company enforceable against Existing Guarantor, New Guarantor and the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles.

9.	FATCA. This Sixth Supplemental Indenture has not resulted in a material modification of the Notes for Foreign Account Tax Compliance Act purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed as of the day and year first above written.

NVENT FINANCE S.À R.L.,
as the Company

By:	/s/ Randolph A. Wacker
Name: Randolph A. Wacker
Title: Manager

NVENT ELECTRIC PLC,
as Existing Guarantor

By:	/s/ Randolph A. Wacker
Name: Randolph A. Wacker
Title: Senior Vice President, Chief Accounting Officer and Treasurer

HOFFMAN SCHROFF HOLDINGS, INC.,
as New Guarantor

By:	/s/ Randolph A. Wacker
Name: Randolph A. Wacker
Title: President and Treasurer

[Signature Page to the Sixth Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Quinton M. DePompolo
Name: Quinton M. DePompolo
Title: Vice President

[Signature Page to the Sixth Supplemental Indenture]